Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 47, National Trust 304 (Insured), New Jersey Trust 156 and New York Trust 208:

We consent to the use of our report dated May 22, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
May 22, 2002